Investor Presentation

Horizon Bancorp, Inc. (NASDAQ: HBNC)

Third Quarter Ended September 30, 2024

October 24, 2024

Beyond ordinary banking

Important Information Forward-Looking Statements This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the aggregate effects of elevated inflation levels in recent years; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; macroeconomic conditions and their impact on Horizon and its customers; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. 2

Seasoned Management Team Kathie A. DeRuiter EVP & Senior Operations Officer • 35 Years of banking and operational experience • 24 Years as Senior Bank Operations Officer • 27 Years with Horizon Todd A. Etzler EVP & Corporate Secretary & General Counsel • 33 Years of corporate legal experience and 14 years of General Counsel experience • 7 Years with Horizon Lynn M. Kerber EVP & Chief Commercial Banking Officer • 34 Years of banking experience • 7 Years with Horizon Thomas M. Prame President & Chief Executive Officer • 30 Years of banking experience • 3 Years with Horizon Mark E. Secor EVP & Chief Administration Officer • 36 Years of banking and public accounting experience • 17 Years with Horizon John R. Stewart, CFA EVP & Chief Financial Officer • 22 Years of banking, investment management and corporate finance experience • Joined Horizon in 2024 3

Third Quarter 2024

HORIZON BANK

HIGHLIGHTS & DEVELOPMENTS

- Fourth consecutive quarter of FTE NIM expansion, to 2.66%*
- Quality loan growth
    - Continued commercial loan growth coupled with planned runoff in lower yielding consumer auto loans
    - Average loans increased 10% annualized linked quarter
- Strong funding base
    - 7% annualized deposit growth
    - Non-interest bearing balances stable
    - Realizing tangible benefits of commercial and consumer deposit gathering efforts
- Excellent credit metrics
    - Low NPAs and minimal NCOs
- Positive momentum in non-interest income
    - Gaining traction in core growth areas of treasury management, wealth and mortgage

($000S EXCEPT PER SHARE DATA)	3Q24	2Q24
INCOME STATEMENT		
Net interest income	$46,910	$45,279
NIM (FTE)*	2.66%	2.64%
Provision	$1,044	$2,369
Non-interest income	$11,511	$10,485
Non-interest expense	$39,272	$37,522
Net income	$18,180	$14,140
Diluted EPS	$0.41	$0.32
BALANCE SHEET (period end)		
Total loans held for investment	$4,803,996	$4,822,840
Total deposits	$5,727,015	$5,630,154
CREDIT QUALITY		
NPA/total assets ratio	0.32%	0.26%
Annualized net charge-offs to avg. loans	0.03%	0.05%

* Net Fully-Taxable Equivalent Interest Margin is a Non-GAAP measure. Please see appendix for reconciliations of non-GAAP information to its most comparable GAAP measures.

4

Balanced Loan Growth

3Q24 HIGHLIGHTS & DEVELOPMENTS

- Quarter end Loans remained nearly flat at $4.8 Billion
  - Maintaining highly diverse residential, consumer, C&I and CRE portfolios
- New production continues shift of loan mix to enhance portfolio profitability
  - Increases in Commercial & Real Estate offset by planned reduction in Indirect Installment loans portfolio



Total Loans*
$4.8B
MRQ end
2%
21%
17%
60%
Consumer
Residential
Commercial
Mortgage Warehouse



$4,823MM
-$12MM
$22MM
$3MM
$12MM
-$3MM
-$40MM
$4,804MM
2Q24 Loans*
CRE
C&I
Residential
Mortgage Warehouse
Consumer
Indirect Installment...
3Q24 Loans*

Data as of most-recent quarter (MRQ) end unless stated otherwise.
*Total loans held for investment.

5

Diversified Commercial Portfolio

HORIZON BANK

3Q24 HIGHLIGHTS & DEVELOPMENTS

- Commercial loan balances grew organically
  - Quarter end up $9MM
- Well balanced geographies, product mix and industry
  - No segment exceeds 6.0% of total loans
  - CRE represents 197%* of RBC versus 239% for peers**, with 36% three-year growth versus 54% for peers**



Geography
$2.9B
MRQ end
30%
12%
18%
17%
10%
8%
4%
Central Indiana
Northern Indiana
Western Michigan
Southwest Michigan
Northern Michigan
Eastern Michigan
Other



Commercial Loans (period end)
$millions
$2,589.2
$2,675.0
$2,749.8
$2,904.6
$2,914.1
$1,244.4
$1,273.8
$1,287.5
$1,439.5
$1,424.3
$630.1
$640.7
$653.1
$632.2
$634.5
$673.2
$712.9
$765.0
$786.8
$808.6
$41.6
$47.5
$44.1
$46.1
$46.7
3Q23
4Q23
1Q24
2Q24
3Q24
Other***
C&I
CRE (owner occ.)
CRE (non-owner occ.)



Mix
$2.9B
MRQ end
1%
49%
22%
28%
CRE (non-owner occ.)
CRE (owner occ.)
C&I
Other***

Data represents total loans held for investment as of MRQ unless stated otherwise

* The sum of construction & land development loans, multifamily property loans, non-owner-occupied non-farm non-residential property loans and loans to finance CRE not secured by real estate divided by Tier 1 Capital plus Allowance, as of June 30, 2024
** UBPR Peer Group 3, as of June 30, 2024
*** Land development and spec home loans

6

Prime Consumer & Residential Lending 3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S 7 • Consumer portfolio o Excluding Indirect Auto remained nearly flat • Mortgage portfolio o Grew $3M or 2% annualized o Consistent higher quality borrowers, significant capacity to pay and low LTV $1,028.4 $1,016.5 $1,029.8 $1,051.4 $1,008.1 $675.4 $681.1 $782.1 $798.0 $801.4 $1,703.8 $1,697.6 $1,811.9 $1,849.4 $1,809.5 3Q23 4Q23 1Q24 2Q24 3Q24 Consumer Residential $m ill io ns Consumer & Residential Loans (period end) HOME EQUITY MORTGAGE CREDIT SCORE 712 759 DEBT-TO-INCOME 27% 34% LOAN-TO-VALUE 85% 70% 44% 31% 19% 6% Mix $1.8B MRQ end Mortgage Home Equity Indirect Auto Direct Installment Data represents total loans held for investment as of MRQ unless stated otherwise

Strong Asset Quality Metrics $0.7 $0.8 $0.4 $0.6 $0.4 0.07% 0.07% 0.04% 0.05% 0.03% 3Q23 4Q23 1Q24 2Q24 3Q24 Net Charge Offs Consumer Resi Real Estate Commercial Total Annualized NCOs/ Av. Loans $m ill io ns $19.4 $20.3 $19.2 $19.3 $24.4 0.45% 0.46% 0.41% 0.40% 0.51% 3Q23 4Q23 1Q24 2Q24 3Q24 Non-Performing Loans (period end) Commercial Resi Real Estate Consumer Total NPLs / Loans HFI $m ill io ns $m ill io ns $49.7 $50.0 $50.4 $52.2 $52.9 1.14% 1.13% 1.09% 1.08% 1.10% 3Q23 4Q23 1Q24 2Q24 3Q24 ACL ACL / Loans HFI Allowance for Credit Losses (period end) $m ill io ns $47.6 $49.5 $47.5 $51.2 1.09% 1.12% 1.03% 1.06% 1.24% 3Q23 4Q23 1Q24 2Q24 3Q24 Substandard Loans Substandard Loans / Loans HFI Substandard Loans (period end) 8 $59.8

Data as of period end unless stated otherwise Relationship Based Core Deposits 9 3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S • Consumer and Commercial Deposits o Positive momentum in core relationships and balances o Treasury management team investments making a positive impact • Public Deposits o Focusing on primary bank relationships o Positioned well to create additional value with continued rate reductions 27.3% 26.0% 23.7% 25.4% 25.8% 28.4% 29.5% 30.0% 30.1% 30.3% 44.3% 44.5% 46.3% 44.6% 44.0% $1,556 $1,473 $1,324 $1,428 $1,475 $1,621 $1,670 $1,673 $1,693 $1,734 $2,524 $2,522 $2,583 $2,509 $2,517 3Q23 4Q23 1Q24 2Q24 3Q24 Stable Consumer and Commercial Deposits Public Commercial Consumer $m ill io ns $m ill io ns $5,700 $5,665 $5,580 $5,630 $5,727 76.5% 78.0% 82.8% 85.7% 84.0% 3Q23 4Q23 1Q24 2Q24 3Q24 Deposits Loans/Deposits Ample Deposits to Fund Additional Loan Growth

NIM Expansion * Net Fully-Taxable Equivalent Interest Margin is a Non-GAAP measure. Please see appendix for reconciliations of non-GAAP information to its most comparable GAAP measures. ** Commercial lending fees recognized in interest income. 3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S • NIM expansion driven by continued, intentional shift in the earning asset mix toward commercial loans, combined with a favorable shift in the funding mix toward lower-cost deposit balances 10

Non-Interest Income 3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S 11 Non-interest Income $3.2 $3.2 $3.3 $3.2 $3.4 $3.2 $3.2 $3.1 $3.8 $3.5 $1.2 $1.4 $1.3 $1.4 $1.4 $2.2 $1.7 $1.1 $1.3 $2.0 $2.0 $1.7 $1.1 $0.7 $1.1 $11.8 $10.5 $11.5 3Q23 4Q23* 1Q24 2Q24 3Q24 Service & wire transfer fees Interchange fees Fiduciary activities Mortgage related income All Other Gain (loss) on securities sales $9.9 Data as of MRQ unless stated otherwise. * 4Q23 includes the pre-tax loss of $31.6MM on the sale of $382.7MM in available-for-sale (“AFS”) securities as part of a balance sheet repositioning announced in December 2023. • Continued positive momentum in non-interest income o Creating more stable and diversified revenue streams o Realizing benefits from Treasury Management and Wealth investments o New mortgage leadership in Q2 creating more effective sales and secondary market platform $m ill io ns -$20.4

Non-Interest Expense 3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S 12 Non-interest Expense Data as of MRQ unless stated otherwise. • $39.3 MM in non-interest expense, impacted by: o $0.6 MM expense related to a legacy benefits program, which is expected to be resolved in the fourth quarter o $0.6 MM increase in outside services and consulting expense related to strategic initiatives $20.1 $21.9 $20.3 $20.6 $21.8 $16.1 $17.5 $16.8 $16.9 $17.4 $36.2 $39.3 $37.1 $37.5 $39.3 3Q23 4Q23 1Q24 2Q24 3Q24 Salaries & Employee Benefits All Other Non-interest Expense $m ill io ns

7.08% 7.20% 7.22% 7.58% $12.60 $12.65 $12.80 $13.46 4Q23 1Q24 2Q24 3Q24 11.11% 10.89% 10.63% 10.74% 4Q23 1Q24 2Q24 3Q24*** TCE/TA* CET1 Ratio Capital Position Provides Flexibility * The tangible common equity to tangible common assets (TCE/TA) ratio and tangible book value per share (TBVPS) are non-GAAP measures. Please see appendix for reconciliations of non-GAAP information to its most comparable GAAP measures. ** Prior periods have been previously revised (see disclosure in Form 10-Q for the quarterly period ending June 30, 2024) *** Preliminary estimate – may be subject to change 8.61% 8.91% 9.02% 9.01% 4Q23** 1Q24** 2Q24 3Q24*** 14.04% 13.75% 13.41% 13.52% 4Q23** 1Q24** 2Q24 3Q24*** Leverage Ratio Total RBC Ratio 13 HBNC RatioHBNC TBVPS*

Accretive Q4 2024 Strategic Actions

HORIZON BANK

Simplifying Business Model, Strengthening Balance Sheet & Improving Profitability

- **Repositioned ~$325MM AFS Securities (Book Value)**
  - Completed over the first half of October
  - Realized pre-tax loss of $39MM (tax deductible)
  - Sold securities: 1.56% yield, weighted average life of 4.9 years
  - Net proceeds will be held in cash in the immediate term. Redeployed into higher yielding assets, organic loan growth and repayment of FHLB advances

- **Ongoing Strategic Tax Planning**
  - Potential to recover existing tax valuation allowance

- **Sale of Mortgage Warehouse Business**
  - LOI entered in October with anticipated close in 2024
  - No material impact on deposit balances
  - Liquidity created to be held in cash and redeployed into core business activities
  - Sale expected to be neutral to net income, while generating a gain-on-sale

Expected Financial Impact:

- Less than 4.0 year earn-back on net after-tax loss for these transactions
- Conservative run-rate EPS accretion of $0.12 annually

Q4 2024 :

- Securities repositioning in October to add 8-10 bps to NIM in Q4
- Adds approximately 2% to TBV/share and accretive to TCE/TA
- Immediately accretive to ROA, ROE and ROTCE

2025

- FHLB advance repayment of $200MM at 4.02% in March and April
- Addition NIM expansion of 5-10 bps with liquidity redeploying into higher yielding assets, FHLB repayment
- Total TCE/TA accretion of 30-40 bps, post FHLB repayment
- Neutral to leverage ratio with modest dilution to risk-based capital ratios, post FHLB repayment

14

Q4 2024 Guidance Summary Loans • Period-end total loan balances to remain relatively unchanged in Q4, excluding mortgage warehouse balances • Continued growth in higher-yielding commercial loans mostly offset by continued runoff in indirect auto loans • October loan portfolio yields of ~6.30% Deposits • Period-end total deposit balances and mix to remain relatively stable in Q4 • October interest-bearing deposit costs, including time balances, of ~2.50% NII and NIM • Upper single digit increase in net interest income in Q4 relative to Q3 2024 • Net interest margin for Q4 to increase by 15 - 20 basis points from reported Q3 2024, inclusive of the October securities repositioning • Assumes two 25 basis point reductions, in November and December Non-Interest Income • Q4 non-interest income in the $10.5-11.5 million range Non-Interest Expense • Q4 non-interest expense of approximately $42 million, which includes a few episodic expenses to support ongoing strategic initiatives that will not carry forward to 2025 • Preliminary outlook for full-year 2025 non-interest expense consistent with current consensus estimates Tax Rate • Preliminary outlook for full-year 2025 effective tax rate in the range of 10.0% - 12.0% 15

On The Horizon

HORIZON BANK

Positive Momentum Across the Franchise

Highly Attractive Midwestern Markets

70+ branches strategically located in attractive communities with strong business profiles, favorable housing and affordability metrics.

Core markets include major brands representing multi-national companies, flourishing ecosystem of suppliers and thriving college towns

Significant infrastructure investments supporting continued growth and positive economic impact

Constant, High Quality Loan Growth

Positive loan momentum driven by a well-diversified commercial portfolio

Reinvesting lower yielding consumer loans into more profitable core relationships

A proven history of excellent credit quality with low charge-offs and well managed non-performing metrics

Tenured Deposit Base With Significant Liquidity

Tenured, granular deposits across relationship-based consumer and commercial clients

Deposit gathering efforts provide ample funding for loan growth

Investments to expand commercial wallet share and new client acquisitions are yielding positive results

Lean In Operating Culture

Proactively managing balance sheet to create greater operating leverage and elevate key performance metrics

Simplifying business model and aligning resources to core banking verticals that create long-term shareholder value

Maintaining a disciplined operating culture with conservative credit profile

16

Appendix

Diverse Commercial Lending Portfolio

HORIZON BANK

STRONG AND TRADITIONAL COMMERCIAL LENDING

- Multi-family represents 5.6% of loans
  - No major metros outside Indiana and Michigan, other than Columbus, OH
  - Zero rent regulated/stabilized originated or in portfolio
  - $2MM average loan size
- Non-owner-occupied office represents 3.6% of total loans
  - All in Indiana and Michigan
  - $1MM average loan size
- Nursing Home and Assisted Living Facilities represents 1.0% of loans

COMMERCIAL LOANS BY INDUSTRY	9/30/2024 Balance	% of Commercial Portfolio	% of Total Loan Portfolio
Lessors - Residential Multi	$ 271	9.3%	5.6%
Health Care, Educational Social Assist.	233	8.0%	4.8%
NOO- Warehouse/Industrial	209	7.2%	4.3%
NOO- Retail	180	6.2%	3.7%
NOO- Office (except medical)	171	5.9%	3.6%
Manufacturing	151	5.2%	3.1%
NOO- Motel	156	5.4%	3.2%
Individuals and Other Services	144	4.9%	3.0%
Real Estate Rental & Leasing	138	4.7%	2.9%
Lessors Student Housing	134	4.6%	2.8%
Finance & Insurance	129	4.4%	2.7%
Construction	107	3.7%	2.2%
Retail Trade	95	3.3%	2.0%
NOO- Medical Office	89	3.1%	1.9%
NOO- Mini Storage	81	2.8%	1.7%
Lessors - Residential 1-4	73	2.5%	1.5%
Restaurants	67	2.3%	1.4%
Transportation & Warehousing	59	2.0%	1.2%
Government	57	2.0%	1.2%
Wholesale Trade	54	1.9%	1.1%
Leisure and Hospitality	51	1.8%	1.1%
Professional & Technical Services	50	1.7%	1.0%
Nursing Home and Assisted Living Facilities	50	1.7%	1.0%
Farm Land	32	1.1%	0.7%
Agriculture	26	0.9%	0.5%
Development Loans	22	0.8%	0.5%
Other	85	2.9%	1.8%
Total	2,914	100.0%	60.5%

Data as of most-recent quarter (MRQ) unless stated otherwise.

18

Well-Managed CRE Maturities $m ill io ns $109 $37 5% 2% All rates <7% rates Loans Outstanding % of Total Adjusted CRE* 2024 Maturities Remaining Average Rate 6.48% $m ill io ns $200 $111 10% 5% All rates <7% rates Loans Outstanding % of Total Adjusted CRE* 2025 Maturities Average Rate 5.85% Data as of MRQ end. * Adjusted CRE excludes loans closed, non-accrual and matured prior to 2024. 19

3 Q 2 4 H I G H L I G H T S & D E V E L O P M E N T S $m ill io ns • No new investments in the quarter • High credit quality treasuries, agencies, municipals and mortgage-backed securities • $325MM of securities sold in the first half of October as part of balance sheet optimization All dollar amounts in millions * The Company adjusts average rates for tax-exempt securities to an FTE basis utilizing a 21% tax rate. 20 3Q23 4Q23 1Q24 2Q24 3Q24 ROLL-OFF/CASH FLOW $26 $28 $27 $26 $23 SALES – $383 – – – DURATION (YEARS) 6.7 7.0 6.9 6.8 6.8 AVERAGE RATE ON INVESTMENT SECURITIES (FTE)* 2.35% 2.39% 2.39% 2.39% 2.38% Investment Securities Detail $28 $20 $23 $38 2.96% 2.31% 2.36% 1.84% 4Q24 1Q25 2Q25 3Q25 Projected Cash Flows and Roll-Off Yield following Oct ’24 Securities Sale Cash Flows Yield Roll-Off (FTE)*

Highly Attractive Midwestern Markets

DISTRIBUTION IN EXCELLENT GROWTH MARKETS

Economically Attractive

Horizon's branches are located strategically in markets with attractive business environments, tax rates, housing affordability, infrastructure and quality of life. Our markets are stable and strong with reduced volatility compared to major metropolitan markets.

Major Brands

Horizon's markets are home to multi-national companies, flourishing ecosystems of suppliers, spin-offs and professional services firms, and thriving college towns.

These regional economic engines include global leaders in medical devices, pharmaceuticals, semiconductors, AI datacenters, agribusiness, automotive/mobility, alternative energy, and high-tech manufacturing, as well as world-renowned universities like Notre Dame, Purdue, Indiana, Michigan, Michigan State, and Grand Valley State.

Diverse Opportunities

Horizon's Commercial and Retail Banking offerings are complimented by well-developed Treasury Management, Wealth, Mortgage Banking platforms.

Horizon's core deposit franchise is grounded in the long tenure of its clients, significant market share, and its relationship based banking model.


Loans
$2.1B
Deposits
$1.9B
MICHIGAN
INDIANA
Loans
$2.1B
Deposits
$4.0B

Data as of most-recent quarter (MRQ). Loans outstanding by state exclude mortgage warehouse and acquired loans.

21

Use of Non-GAAP Financial Measures Certain information set forth in this presentation refers to financial measures determined by methods other than in accordance with GAAP. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them. We believe that this shows the impact of such events as acquisition-related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this presentation for reconciliations of the non-GAAP information identified herein and its most comparable GAAP measures. 22

Non-GAAP Reconciliation 23

Non-GAAP Reconciliation 24

Non-GAAP Reconciliation 25

Thank you John R. Stewart, CFA Executive Vice President & Chief Financial Officer 515 Franklin Street, Michigan City, IN 46360 219-814-5833 Investor.HorizonBank.com